U. S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 23, 2004

            U.S. Canadian Minerals, Inc.
    -----------------------------------------------------
   (Exact name of registrant as specified in its charter)

          Nevada                      0-25523              33-0843633
   ---------------------        --------------------      ------------
(State or other jurisdiction    (Commission File No.)      (I.R.S.
   of incorporation)                                      Identification No.)

       3960 Howard Hughes Pkwy. 5th Floor, Las Vegas, NV  89109
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    (Address of principal executive offices)             (Zip Code)

   Registrant's Phone: (702) 990-3623  Fax: (702) 990-3624


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   (Former name or former address, if changed, since last
                           report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

  On February 23, 2004, the Company entered into a letter-of-intent with the owners of Juina Mining Corporation [a Nevada Corporation] to acquire majority voting interest in Juina's capital stock in exchange for $200,000.00. Subsequent to entering into the letter of intent, the parties entered into a formal definitive agreement in which the Company agreed to purchase 10,000,000 shares of preferred stock in the Juina Mining Corporation, with a voting conversion rate of 8 to 1, in exchange for the Company paying $100,000 in cash and executing a note for the payment of an additional $100,000. The parties later agreed to a single payment by the Company of $116,000.00 and the payment of the balance of $86,000.00 due on a promissory note that matures on May 24, 2004.

The Company believes that acquiring Juina Mining will provide it with revenues based upon Juina's existing joint venture with DIAGEM International Resource Corporation, a Canadian corporation, in the Juina Mining Mineracao, Ltd., a firm that owns 86% of the mining and mineral rights to approximately 1000 hectares (2,477 acres approximately) of potential diamond bearing land in the province of Juina Mato Grosso, Brazil. The property is located 342 miles north of the city of Cuiaba by air or 450 miles by road near the major urban center of Mato Grosso. The area is serviced by air and land transportation.

Full-scale bulk sampling has not been carried out on the property, and so the venture has not progressed to the point where an independent expert geologist can conduct an investigation and evaluation to prove up the land as a resource area. This venture is on a small scale and in its early stages. However, mini-bulk sampling has occurred, and based on that the Company believes that the property does have potential to produce diamonds.

The mini-bulk sampling and auger drilling was conducted by DIAGEM, and its report indicated that the property had diamond potential, and that to a limited degree the property was diamond bearing. On March 3, 2004, the Company named Dr. Hutchinson to lead its Mining Advisory Board. Dr. Hutchinson holds a Bachelor of Sciences degree with honors from the University of Edinburgh, and for the past ten years has been studying diamonds in the Juina area-studies that formed the basis for his Ph.D. thesis in 1997. Additionally, the Company learned that the property had a long history of diamond mining, and based upon due diligence carried out by Dr. Mousseau Tremblay, formerly of DeBeers Canada, the property was determined to contain promising prospects. In December, 2000, Dr. Tremblay, after visiting the site, reported extraction of significant numbers of stones with encouraging grades and diamond sizes from mini bulk sampling.

Mini bulk sampling of the property does not necessarily reflect the alluvials of the property as a whole, and this venture is still in its start up phases. Considerable risks are attendant to this operation. Full-scale bulk sampling must be completed, then the land must be proven to be a resource area by an independent expert geologist. The risks and costs of such a project have been discussed above and are equally as applicable here. The expected on site operation in Juina will be comprised of a welding fabrication house, primary welding screen, a 4 tier vibrating screen seperator, talings conveyors, and a magnetic screen separator house. Employees will have to be retained to operate the site. No employees have yet been hired, and the Company's present inability to raise sufficient capital to complete the full scale bulk sampling and retain an independent geological expert to prove up the area as a resource is a significant risk to it being implemented and successful. The Company expects that it will have t o utilize equity and debt financing to obtain sufficient funding in order to implement this strategy. However, there are no guarantees that the Company will be able to obtain such funding, and this is also a substantial risk factor.

It is also critical to note that the Juina Mining/DIAGEM joint venture imposed a "hibernation period" on development of the property in October, 2001. This "hibernation period" effectively curtailed exploration and development of mining operations. However, given the recent flow of new finds and given the current economic development, the Company believes that the area is now ready to emerge from "hibernation" and that key personnel are now ready to commence production. A permit to begin exploration and production has been timely filed and awaits local governmental approval, which is expected in due course. However, there is no such guarantee that this permit will be approved or issued. This is a critical risk to the operation. However, the Company believes that based upon its due diligence and the information it has collected on the Hutchison thesis and the Tremblay work, that the hibernation period is over and it is a desirable and worthwhile risk. If the local governmental authorities deny the Company a permit to continue development of the Juina property, then execution of the Company's plans in this regard may be cancelled or curtailed, depending on if and when governmental approval is acquired.


                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 U.S. Canadian Minerals, Inc.


Date:    May 27, 2004          By:
                                 -----------------------
                                 Rendal Williams
                                 Chief Executive Officer



STOCK PURCHASE AGREEMENT



Agreement entered into on March 23, 2004, by and between Juina Mining, Corporation, a Nevada corporation (the "Seller"), and U.S.Canadian Minerals, Inc., a Nevada corporation (the "Buyer"). The Buyer and the Seller are referred to collectively herein as the "Parties."

This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, 10,000,000 shares of the Preferred Stock (Stock) with a 1 for 8 conversion and voting rights, of Juina Mining (Company), a Nevada company, for $116,000 in cash and a Note for an additional $84,000 payable on or before sixty days commencing on the date of execution of this Agreement.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants contained, the Parties agree as follows:

1.	Purchase and Sale.  Subject to the terms and conditions
hereof the Buyer hereby irrevocably agrees to purchase and the Seller agrees to sell 10,000,000 Preferred shares with 1 for 8 conversion and voting rights in consideration for $ 116,000 in cash and a Note for $84,000. Juina directs that $50,000 of the initial funds be paid directly to Excelsior Management for services rendered.

2.	Representations and Warranties of the Seller. The Seller
hereby represents and warrants that the Stock is free of all claims, liens and encumbrances.

3.	Representations and Warranties of the Buyer.  The Buyer
hereby represents and warrants to and covenants with the Seller and to each officer, director, principal, controlling person, employee and agent of the Seller that:

(a)	The Buyer has adequate means of providing for the Buyers
current needs and possible personal contingencies, and the Buyer has no need now, and anticipates no need in the foreseeable future, to sell the Stock which the Buyer hereby purchases. The Buyer is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, the Buyer is able to hold the Buyers Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the Buyers entire investment in the Stock in the event such loss should occur.


(b)	The Buyer meets either of the two requirements set forth
 below:


x	(i)	The Buyer is an accredited investor under the
requirements of Rule 501 of Regulation D under the Securities Act of 1933 (the 1933 Act); or

	(ii)	The Buyer has such knowledge and experience in
financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock.

(c)	The Buyer recognizes that the Buyer's investment in the
Stock involves a high degree of risk, which may result in the loss of the total amount of the Buyers investment. The Buyer acknowledges that the Buyer has carefully considered all risks incident to the purchase of the Stock through his due diligence on the Company and that the Buyer has been advised and is fully aware that the business of the Company is highly speculative and involves a high degree of risk.

(d)	The Buyer is acquiring the Stock for the Buyers own
account (as principal) and not with a view towards distribution.

(e)	The Buyer has received and read a copy of the relevant
corporate documents of the Company, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and to evaluate the merits and risks of the investment, and has been given the opportunity to meet with officials of the Company and to have said officials answer any questions regarding the information provided to Buyer and the terms and conditions of this particular investment, and all such questions have been answered to the Buyers full satisfaction. In reaching the conclusion that the Buyer desires to acquire the Stock, the Buyer has carefully evaluated the Buyers financial resources and investments and acknowledges that the Buyer is able to bear the economic risks of this investment.

(f)	The Buyer has received no representations or warranties
of any kind from the Seller, its affiliates or their employees or agents to induce Buyer to purchase the Stock. In making the Buyers decision to subscribe for the Stock, the Buyer has relied solely upon the Buyers review of such documents and independent investigations made by him.

(g)	The information contained on the signature page hereof
is true and correct.

(h)	The Buyer will provide to the Seller such information
as may be reasonably requested by the Seller to enable it to satisfy itself as to the knowledge and experience of the Buyer and the Buyers ability to bear the economic risk of an investment in the Stock.

4.	Indemnification.  The Buyer acknowledges that he
understands the meaning and legal consequences of the representations, warranties and covenants set forth in this Stock Purchase Agreement, and that the Seller has relied and will rely upon such representations, warranties, covenants and certifications, and the Buyer hereby agrees to indemnify and hold harmless the Seller and its respective officers, directors, principals, controlling persons, employees and agents, from and against any and all loss, damage or liability, joint or several, and any action in respect thereof, to which any such person may become subject due to or arising out of a breach of any such representation, warranty or covenant or the inaccuracy of such certifications. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Buyer shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws. All representations, warranties, covenants and certifications contained in this Stock Purchase Agreement and indemnification contained in this Section 4 shall survive the closing of the transaction as contemplated by this Agreement.

5.	Survival.  All representations, warranties, covenants
and certifications contained in this Stock Purchase Agreement, and the indemnification contained in Section 4 hereof shall survive the closing of the transaction contemplated by this Agreement. The Buyer acknowledges and agrees that this Stock Purchase Agreement shall survive (a) changes which are not material in the transactions, documents and instruments provided to him by the Seller and the Company, and (b) the death or disability of the Buyer.

6.	Assignment.  This Agreement is not assignable by the
Buyer without prior written consent of the Seller. Any attempted assignment without such consent shall be void.

7.	Termination.  Except as set forth in the following
sentence, this Agreement may not be canceled, terminated or revoked by the Buyer.

8.	Closing. The closing of the transaction contemplated
hereby shall take place in Las Vegas, NV on or before March 25, 2004.

9.	Notices.  All notices and other communication hereunder
shall be delivered or mailed to the Buyer at the Buyers address listed on the signature page hereof, or to the Seller at the address set forth at the signature page hereof, or to such other address of either party furnished by notice given in accordance with this paragraph.

10.	Governing Law.  This Stock Purchase Agreement shall be
construed in accordance with and governed in all respects by the laws of the State of Nevada. Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising thereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.


IN WITNESS WHEREOF, the Buyer and the Seller have executed this
Agreement as of the 23rd   day of March, 2004.

Juina Mining Corporation
Seller:


_______________________________
Jay McFadden, President
Juina Mining, Inc.


U.S. Canadian Minerals, Inc.
Buyer:


_______________________________
Rendal Williams, President
U.S. Canadian Minerals, Inc.